Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS INCLUDING
NET INVESTMENT INCOME OF $0.38 PER SHARE; FOURTH QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., November 7, 2017 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the third quarter ended September 30, 2017 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended September 30, 2017 was $22.1 million, or $0.38 per share on a diluted basis, net of $0.09 per share in incentive compensation.

•	Net increase in net assets resulting from operations for the quarter ended September 30, 2017 was $14.6 million, or $0.25 per share.

•	Net asset value per share at September 30, 2017 decreased to $14.92 from $15.04 at June 30, 2017.

•	Total acquisitions during the quarter ended September 30, 2017 were $245.7 million and total dispositions were $158.1 million.

•
We issued $175.0 million of unsecured notes that mature on August 11, 2022 (the “2022 Notes), comprised of $125.0 million issued on August 11, 2017 and $50.0 million issued subsequent to the end of the quarter on November 3, 2017. The 2022 Notes bear interest at an annual rate of 4.125%, payable semi-annually, and all principal is due upon maturity.

•	On November 7, 2017, our board of directors declared a fourth quarter dividend of $0.36 per share payable on December 29, 2017 to shareholders of record as of December 15, 2017.

“We are pleased with our earnings during the third quarter of 2017. Once again we out-earned our dividend, demonstrating the earnings power of our portfolio,” said Howard Levkowitz, TCP Capital Corp. Chairman and CEO. “We are pleased to have the continued support of the capital markets, as demonstrated by our recent issuance of attractively priced unsecured notes. With our robust direct origination platform, we are seeing a significant volume of attractive opportunities, which enables us to grow our portfolio while continuing to be highly selective and disciplined in our investing.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2017, our investment portfolio consisted of debt and equity positions in 97 portfolio companies with a total fair value of approximately $1.53 billion. Debt positions represented approximately 96% of the portfolio at fair value, substantially all of which were senior secured debt. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 4% of our investment portfolio.

As of September 30, 2017, the weighted average annual effective yield of our debt portfolio was approximately 11.0%.(1) As of September 30, 2017, approximately 89% of our debt portfolio at fair value had floating interest rates. As of September 30, 2017, we had two debt investment on non-accrual status, totaling zero percent of the portfolio at fair value.

During the three months ended September 30, 2017, we invested approximately $245.7 million, primarily in sixteen investments, comprised of nine new and seven existing portfolio companies. The investments were comprised of approximately $236.3 million in senior secured loans and $3.4 million in senior secured notes. The remaining $6.0 million was comprised of equity investments, including $2.8 million of additional equity interests in portfolios of debt and lease assets. Additionally, we received proceeds from sales and repayments of investment principal of approximately $158.1 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of September 30, 2017, total assets were $1,642.1 million, net assets applicable to common shareholders were $77.4 million and net asset value per share was $14.92, as compared to $1,525.7 million, $883.9 million, and $15.04 per share, respectively, as of June 30, 2017.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2017 was approximately $43.3 million, or $0.74 per share, including $0.03 per share from prepayment premiums and related accelerated original issue discount amortization, $0.04 per share from recurring original issue discount amortization and $0.05 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended September 30, 2017 were approximately $15.7 million, or $0.27 per share, including interest and other debt expenses of $8.2 million, or $0.14 per share. We also incurred incentive compensation from net investment income of $5.5 million, or $0.09 per share. Excluding incentive compensation, interest and other debt expenses, annualized third quarter expenses were 3.4% of average net assets.

Net investment income for the three months ended September 30, 2017 was approximately $27.6 million, or $0.47 per share, before incentive compensation. Net investment income after incentive compensation was $22.1 million, or $0.38 per share.

Net realized and unrealized losses for the three months ended September 30, 2017 were $7.4 million, or $0.13 per share, comprised primarily of the following markdowns: $2.3 million for Edmentum, $2.0 million for Kawa, and $2.1 million for Real Mex. Realized losses of $4.6 million includes $2.8 million on the expiration of our Rightside warrants, which were allocated value at acquisition in connection with our funding of loans to Rightside at a significant discount to par. The Rightside loans were repaid in full during 2016.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended September 30, 2017 was $14.6 million, or $0.25 per share.

__________________________
(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2017, available liquidity was approximately $310.8 million, comprised of approximately $311.0 million in available capacity under our leverage program and $71.9 million in cash and cash equivalents, less approximately $72.1 million in net outstanding settlements.

The combined weighted-average interest rate on debt outstanding at September 30, 2017 was 4.12%.

Total debt outstanding at September 30, 2017 was as follows:

	Maturity	Rate	Carrying Value (1)	Available	Total Capacity
SVCP Revolver	2018	L+2.50%(2)	$30,000,000	$86,000,000	$116,000,000
2019 Convertible Notes ($108 million par)	2019	5.25%	106,893,357	—	106,893,357
2022 Convertible Notes ($140 million par)	2022	4.625%	137,266,488	—	137,266,488
2022 Notes ($125 million par)	2022	4.125%	124,635,706	—	124,635,706
TCPC Funding Facility	2021	L+2.50%(3)	200,000,000	150,000,000	350,000,000
SBA Debentures	2024-2027	2.57%(4)	75,000,000	75,000,000	150,000,000
Total debt			673,795,551	$311,000,000	$984,795,551
Unamortized issuance costs			(8,417,444)
Debt, net of unamortized issuance costs			$665,378,107

(1)	Except for the convertible notes and the 2022 Notes, all carrying values are the same as the principal amounts outstanding.

(2)	Based on either LIBOR or the lender’s cost of funds, subject to certain limitations

(3)	Or L+2.25% subject to certain funding requirements

(4)	Weighted-average interest rate, excluding fees of 0.36%

On November 2, 2017, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. There were no stock repurchases during the three months ended September 30, 2017.

RECENT DEVELOPMENTS

On November 3, 2017, we issued $50 million of senior unsecured notes due August 2022 for net proceeds of $49.1 million as a follow-on to our August 2017 issuance of the 2022 Notes. The follow-on is treated as a single series with the previously issued 2022 Notes.

On November 7, 2017, our board of directors declared a fourth quarter cash dividend of $0.36 per share payable on December 29, 2017 to shareholders of record as of the close of business on December 15, 2017.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Tuesday, November 7, 2017 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 95580138 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Third Quarter 2017 Investor Presentation under Events and

Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through November 14, 2017. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 95580138.

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,378,833,997 and $1,174,421,611, respectively)	$1,389,967,667	$1,175,097,468
Companies 5% to 25% owned (cost of $86,080,592 and $75,508,585, respectively)	74,735,725	69,355,808
Companies more than 25% owned (cost of $95,435,060 and $96,135,623, respectively)	64,047,095	70,516,594
Total investments (cost of $1,560,349,649 and $1,346,065,819, respectively)	1,528,750,487	1,314,969,870

Cash and cash equivalents	71,929,885	53,579,868
Accrued interest income:
Companies less than 5% owned	17,600,493	12,713,025
Companies 5% to 25% owned	2,237,834	953,561
Companies more than 25% owned	11,763	25,608
Receivable for investments sold	13,414,257	—
Deferred debt issuance costs	3,664,315	3,828,784
Prepaid expenses and other assets	4,506,089	1,527,745
Total assets	1,642,115,123	1,387,598,461

Liabilities
Debt, net of unamortized issuance costs of $8,417,444 and $8,247,426, respectively	665,378,107	571,658,862
Payable for investments purchased	85,545,089	12,348,925
Incentive allocation payable	5,513,546	4,716,834
Interest payable	4,526,655	5,013,713
Payable to the Advisor	1,094,249	325,790
Unrealized depreciation on swaps	470,202	—
Accrued expenses and other liabilities	2,190,308	2,598,346
Total liabilities	764,718,156	596,662,470

Commitments and contingencies

Net assets applicable to common shareholders	$877,396,967	$790,935,991

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 58,792,364 and 53,041,900
shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	$58,792	$53,042
Paid-in capital in excess of par	1,038,026,254	944,426,650
Accumulated net investment income	17,896,625	12,533,289
Accumulated net realized losses	(146,500,724)	(134,960,267)
Accumulated net unrealized depreciation	(32,083,980)	(31,116,723)
Net assets applicable to common shareholders	$877,396,967	$790,935,991

Net assets per share	$14.92	$14.91

TCP Capital Corp.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Investment income
Interest income:
Companies less than 5% owned	$39,120,645	$35,115,862	$117,016,921	$99,016,633
Companies 5% to 25% owned	1,856,712	1,848,171	5,365,553	4,982,075
Companies more than 25% owned	1,363,740	1,313,034	4,720,816	1,915,981
Dividend income:
Companies less than 5% owned	—	—	16,627	—
Lease income:
Companies more than 25% owned	74,457	71,013	223,370	1,496,869
Other income:
Companies less than 5% owned	841,895	120,910	1,424,831	1,241,885
Companies 5% to 25% owned	31,486	—	94,458	—
Total investment income	43,288,935	38,468,990	128,862,576	108,653,443

Operating expenses
Interest and other debt expenses	8,213,045	6,198,850	23,863,700	17,577,859
Management and advisory fees	5,611,249	4,816,043	15,624,277	13,976,545
Administrative expenses	597,232	429,867	1,730,638	1,267,815
Legal fees, professional fees and due diligence expenses	288,180	550,563	1,127,387	1,784,174
Director fees	114,098	97,877	422,108	295,486
Insurance expense	111,585	78,794	327,725	280,575
Custody fees	85,035	75,995	244,427	231,846
Other operating expenses	700,780	555,944	2,036,376	1,569,986
Total operating expenses	15,721,204	12,803,933	45,376,638	36,984,286

Net investment income	27,567,731	25,665,057	83,485,938	71,669,157

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(4,663,896)	(763,617)	(11,540,457)	(4,490,140)
Investments in companies 5% to 25% owned	—	102,392	—	417,446
Investments in companies more than 25% owned	—	—	—	79,742
Net realized loss	(4,663,896)	(661,225)	(11,540,457)	(3,992,952)

Change in net unrealized appreciation/depreciation	(2,772,338)	869,981	(967,257)	53,816
Net realized and unrealized gain (loss)	(7,436,234)	208,756	(12,507,714)	(3,939,136)

Net increase in net assets from operations	20,131,497	25,873,813	70,978,224	67,730,021
Distributions of incentive allocation to the General Partner from:
Net investment income	(5,513,546)	(5,133,010)	(16,697,188)	(14,333,831)
Net increase in net assets applicable to common shareholders
resulting from operations	$14,617,951	$20,740,803	$54,281,036	$53,396,190

Basic and diluted earnings per common share	$0.25	$0.39	$0.96	$1.06

Basic and diluted weighted average common shares outstanding	58,792,204	52,736,835	56,390,954	50,245,035

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's shelf registration statement declared effective on May 3, 2017 and its preliminary prospectus supplement dated October 30, 2017 and the company's periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Jessica Ekeberg
310-566-1094
investor.relations@tcpcapital.com